Exhibit 107.1

Calculation of Filing Fee Tables

Form F-3
(Form Type)

SHELL PLC
SHELL INTERNATIONAL FINANCE B.V.
SHELL FINANCE US INC.
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares(1)	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Senior or Subordinated Debt Securities(4)	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Warrants(1)	Rules 456(b) and 457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantees of Senior or Subordinated Debt Securities(5)	Rules 456(b) and 457(r)	(2)	(2)	(2)	(6)	(6)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts				N/A	N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	To be issued by Shell plc.
(2)
An unspecified aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In addition, securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(4)	To be issued by Shell International Finance B.V. and Shell Finance US Inc.
(5)
Shell plc will fully and unconditionally guarantee the debt securities issued by Shell plc, Shell International Finance B.V. and Shell Finance US Inc. as to payment of principal, premium (if any), interest and any other amounts due.

(6)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.